UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2017

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Invesco Ltd.
(Exact name of registrant as specified in its charter)

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Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  

Item 1.01 Entry Into a Material Definitive Agreement

On September 28, 2017, Invesco Ltd. ("Invesco") and Guggenheim Capital, LLC ("Guggenheim") entered into a Transaction Agreement (the "Transaction Agreement"), pursuant to which Invesco agreed to acquire (the "Acquisition") the exchange traded funds ("ETF") business of Guggenheim by (i) acquiring all of the membership interests of Accretive Asset Management, LLC and Guggenheim Specialized Products, LLC, each of which is a subsidiary of Guggenheim (the "Acquired Entities") and (ii) purchasing certain other assets associated with Guggenheim's ETF business (collectively, the "ETF Business").

Pursuant to the terms and conditions of the Transaction Agreement, Invesco will acquire the ETF Business from Guggenheim for a purchase price of $1.2 billion in cash (the "Purchase Price"), subject to adjustment as described below.  Under the Transaction Agreement, the Purchase Price will be decreased to the extent that the revenue run-rate for the ETF Business (excluding the impact of market movements) as of a date close to the date of completion of the Acquisition is less than 92.5% of their level at September 8, 2017.  The revenue run-rate as of the date close to the date of completion of the Acquisition will be calculated to include only those ETFs ("Consenting ETFs") that have given consent to combine with new funds that will be formed by Invesco for purposes of the Acquisition and will be managed by affiliates of Invesco ("Invesco ETFs").  If the Purchase Price is reduced pursuant to the foregoing adjustment provisions,  upon the six-month anniversary of the completion of the Acquisition the Purchase Price may be increased (but not above $1.2 billion) to take into account certain post-closing matters, including receipt by any ETF Fund after the completion of the Acquisition of the requisite shareholder consent to become a Consenting ETF.

The completion of the Acquisition is subject to certain customary closing conditions, including, among others (i) the expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period and receipt of certain required regulatory approvals, (ii) the revenue run-rate of the ETF Business (excluding the impact of market movements, and excluding revenues associated with ETFs that are not Consenting ETFs) as of a date close to the closing being at least 70% of its level at September 8, 2017, (iii) subject to certain materiality thresholds, the accuracy of the representations and warranties made by the other party, (iv) material compliance by such other party with its respective obligations under the Transaction Agreement and (v) at least 75% of the Invesco PowerShares ETF board of trustees not consisting of "interested persons" (as that term is defined in the Investment Company Act of 1940) of (A) the investment adviser to such ETFs or (B) the Invesco affiliate that will be the investment adviser to such ETFs immediately following the completion of the Acquisition.

The Transaction Agreement may be terminated by either party if the closing has not occurred on or before the first anniversary of the execution of the Transaction Agreement, provided that such party is not in material breach of the Transaction Agreement resulting in the failure of the closure to occur by such date.  The Transaction Agreement may also be terminated in certain other circumstances, including if completion of the Acquisition would violate a non-appealable final order or injunction or if the other party breaches any of its representations, warranties or covenants and such breach would result in the failure of the terminating party's conditions to closing and cannot be (or has not been) cured within 45 days of receipt of notice by the breaching party.

Invesco and Guggenheim have each made customary representations and warranties in the Transaction Agreement with respect to its respective business and ability to enter into and consummate the Acquisition.  Invesco and Guggenheim have agreed under the Transaction Agreement to cooperate in seeking regulatory approvals and to otherwise facilitate the completion of the Acquisition, to provide access to information, to maintain the confidentiality of certain information, and to seek the applicable consents of the ETFs' boards of trustees and shareholders. Guggenheim has also agreed to conduct the ETF Businesses in the ordinary course and to not take certain actions during the period between signing and closing, solicit alternative acquisition proposals relating to the ETF Business, solicit employees of the ETF Business, and not to compete with the ETF Business.  Invesco has also agreed to matters relating to the hiring and employment of certain employees of the ETF Business, discontinuing the use of certain Guggenheim marks and names following the completion of the Acquisition, and seeking to ensure the qualification of the Acquisition for treatment under Section 15(f) of the Investment Company Act of 1940.  The Transaction Agreement contains customary indemnification rights for transactions of this type of each of Invesco and Guggenheim, including with respect to breaches of representations, warranties or covenants and certain other specified matters. The indemnification obligations of each party are subject to de minimis thresholds, deductible amounts and caps with respect to breaches of certain representations and warranties.

Invesco will file a copy of the Transaction Agreement with the Securities and Exchange Commission as an exhibit to its Form 10-Q for the quarter ending September 30, 2017. The Transaction Agreement will be filed in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual or financial information about Invesco, Guggenheim or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Transaction Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures, and may have been made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of Invesco, Guggenheim, the ETF Business or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by Invesco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:  /s/ Robert H. Rigsby
        Robert H. Rigsby
        Assistant Secretary and Managing
        Director - Corporate Legal

Date:  September 28, 2017